Exhibit 99.1

The Pantry Announces Fuel Agreement with Marathon

Kangaroo Express and Marathon Joint Branding
To Debut This Fall

CARY, N.C., July 29, 2010 – The Pantry, Inc. (Nasdaq:PTRY), operator of Kangaroo Express stores and the leading independently operated convenience store chain in the southeastern United States, today announced a fuel supply agreement with Marathon Petroleum Company LLC, the refining, marketing and transportation operations of Marathon Oil Corporation (NYSE:MRO).

Under the terms of the agreement, Marathon will supply fuel to more than 600 Pantry locations, with a joint branding relationship at approximately 285 of these sites.  The store and fuel forecourt re-branding will initially be introduced in Charlotte, N.C.  Throughout the remainder of the year, all joint brand location conversions will be completed across a seven-state southeastern marketing region.

“We are very pleased to announce this agreement with Marathon, which marks an important step in our commitment to provide guests of Kangaroo Express stores with the finest brands available,” said Terry Marks, President and Chief Executive Officer, The Pantry. “An equally important consideration for us is reliability of supply, and Marathon’s reputation for outstanding customer service is well known throughout the industry. This partnership is a true win for the guests and shareholders of The Pantry.”

“With its enviable footprint in the growing southeastern region, The Pantry is well known as one of the nation’s leading independently-operated convenience store chains.  We are excited to partner with them as they launch their “Fresh Initiative” throughout their stores to enhance the experience of the customer. This is a company clearly on the move”, said Tom Kelley, Marathon’s senior vice president of Marketing. “The combination of The Pantry’s extensive store network and Marathon’s supply infrastructure that includes our premier Garyville refinery will be an ideal fit to provide their customers quality fuels.”

The Pantry’s “Fresh Initiative” will be introduced to the re-branded Kangaroo Express convenience stores in Charlotte, bringing new great tasting coffee and fresh food to guests in a fast, friendly, and clean store environment. The Fresh Initiative includes renovations and remodeling of select stores with the Kangaroo Express banner across the southeastern United States.

About Marathon
Marathon is an integrated international energy company engaged in exploration and production; oil sands mining; integrated gas; and refining, marketing and transportation operations. Marathon, which is based in Houston, has principal operations in the United States, Angola, Canada, Equatorial Guinea, Indonesia, Libya, Norway, Poland and the United Kingdom. Marathon is the fourth largest United States-based integrated oil company and the nation's fifth largest refiner. For more information, please visit the Company’s website at http://www.marathon.com.

About The Pantry
Headquartered in Cary, North Carolina, The Pantry, Inc. is the leading independently operated convenience store chain in the southeastern United States and one of the largest independently operated convenience store chains in the country. As of July 29, 2010, the Company operates 1,641 stores in eleven states under select banners, including Kangaroo Express(R), its primary operating banner. The Pantry's stores offer a broad selection of merchandise, as well as fuel and other ancillary services designed to appeal to the convenience needs of its customers.

Safe Harbor Statement

This press release includes statements relating to future plans or events that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current plans and expectations and involve a number of risks and uncertainties that could cause actual results and events to vary materially from the results and events anticipated or implied by such forward-looking statements. Any number of factors could affect actual results and events, including, without limitation: The Pantry’s ability to enhance its operating performance through its in-store initiatives; fluctuations in domestic and global petroleum and fuel markets; realizing expected benefits from fuel supply agreements with Marathon; changes in the competitive landscape of the convenience store industry, including fuel stations and other non-traditional retailers located in The Pantry’s markets; the effect of national and regional economic conditions on the convenience store industry and The Pantry’s markets; the global financial crisis and uncertainty in global  economic conditions; and financial difficulties of suppliers, including The Pantry’s principal suppliers of fuel and merchandise, and their ability to continue to supply its stores. For further information regarding cautionary statements and factors affecting future results and events of The Pantry, please refer to The Pantry’s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission.  In addition, the forward-looking statements included in this press release are based on estimates and plans as of July 29, 2010. While The Pantry may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.

Media Contacts:

David Henninger
The Pantry
919-566-1378

Angelia Graves
Marathon
419-421-2703